ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
[signature]	20080683618-02
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/16/2008 4:30 PM
	Entity Number E0649852008-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Sofia Real Estate Group, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: PARACORP INCORPORATED
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address ______ City ______ Nevada ______ Zip Code

Mailing Address (if different from street address) ______ City ______ Nevada ______ Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 100,000,000 Par value per share: $ .001 Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Brent Buscay
Name
2533 North Carson Street — Carson City — NV — 89706
Street Address — City — State — Zip Code

2)
Name
Street Address — City — State — Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
To conduct any lawful activity.

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Brent Buscay — X [signature]
Name — Incorporator Signature
2533 North Carson Street — Carson City — NV — 89706
Address — City — State — Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X Nancy Gaches for Paracorp — October 15, 2008
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.